EXHIBIT 99

FOR IMMEDIATE RELEASE

eUniverse Names Thomas J. Flahie Chief Financial Officer

Accounting and Finance Vet Enhances

Interactive Entertainment Network’s Core Management Team

Los Angeles, CA – August 25, 2003 –eUniverse (Nasdaq: EUNIE), the leading interactive entertainment network, today announced Thomas J. Flahie has joined its executive team as Chief Financial Officer. At eUniverse, Flahie will utilize his financial and managerial expertise to manage the company’s financial and accounting needs and help forge its strategic direction.

Flahie’s most recent public company experience was as Senior Vice President, Finance and Administration at Balance Bar, a developer and distributor of nutrition bar and drink products. During his tenure at Balance Bar, Flahie was responsible for taking the company public onto the NASDAQ in June 1998, and subsequently managing the sale of the company to Kraft Foods for approximately $268 million dollars in January 2000. Flahie also created and implemented financial strategies for Balance Bar, in addition to directing operations analysis and forecasting, managing tax planning and compliance, and was responsible for risk and audit management, financial reporting, as well as human resources.

More recently, Flahie served as Chief Financial Officer and Interim Chief Operating Officer at eLabor, a developer of workforce management software solutions, which was recently sold to Automated Data Processing, Inc. (ADP). While employed at eLabor, Flahie was an integral part of successfully closing the company’s second round of venture capital financing as well as helping to close the sale to ADP.

“Thomas’ extensive experience in accounting and finance coupled with his ability to implement programs to serve our bottom line will complement the skills of eUniverse’s existing management team,” said Brad Greenspan, CEO of eUniverse. “His in-depth knowledge in all areas of finance and risk management will provide a strategic financial direction for the company and its shareholders.”

Before joining Balance Bar, Flahie served as an Accounting and Audit Partner at Arthur Andersen LLP.

Flahie replaces Joe Varraveto who has left eUniverse to pursue other interests.

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About eUniverse

eUniverse, Inc. (www.euniverse.com) is the leading interactive entertainment network. Focusing on diversionary entertainment, the network is consistently ranked as a top 15 Internet property according to Nielsen/NetRatings. The eUniverse network includes Flowgo (www.flowgo.com), the largest entertainment Web site according to Nielsen//NetRatings; comedy site Madblast (www.madblast.com); dating site Cupid Junction (www.cupidjunction.com); and one of the largest e-mail newsletter networks, delivering entertaining and informative content to more than 50 million opt-in subscribers with such titles as Infobeat, IntelligentX and GossipFlash.

Safe Harbor Statement

Information contained in this press release contains “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” or “anticipates” or the negative thereof. Such statements are subject to certain risks, uncertainties and assumptions about our business. No assurances can be given that the future results or events covered by such forward-looking statements will be achieved. The factors which could cause actual results or events to differ materially from those suggested by any such statements include, but are not limited to, those discussed or identified from time to time in the Company’s public filings with the Securities and Exchange Commission and also may include risks or uncertainties associated with, among others: the slower spending environment for advertising sales; the actual increases in demand by customers for eUniverse’s products and services; changes in governmental or Internet Service Provider regulations and policies affecting commercial electronic communications; general economic conditions; risks related to the integration of acquisitions; the ability to locate and retain qualified personnel; the risk that the Company may encounter difficulties in connection with, or not experience benefits from, internal expansion; the risk that the Company’s reorganization efforts may not result in anticipated savings; the possibility that Nasdaq will decline to grant the Company’s request for continued listing; the outcome of an informal inquiry by the Securities and Exchange Commission in connection with the restatements; the outcome of litigation that has been filed in connection with the restatements; the possibility that stockholders or regulatory authorities may initiate additional proceedings against the Company or our officers and directors as a result of the restatements; and the level of professional fees and expenses incurred by the Company in connection with its aforementioned accounting review and regulatory and litigation proceedings. The preceding matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.